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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                  36-3145972
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(State of Incorporation or Organization)      (IRS Employer Identification no.)

   1585 Broadway, New York, New York                       10036
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(Address of Principal Executive Offices)                  (Zip Code)

If this  Form  relates  to the  registration  of a class of    If this Form relates to the  registration of a class
securities  pursuant to Section  12(b) of the  Exchange Act    of  securities  pursuant  to  Section  12(g)  of the
and is  effective  pursuant to General  Instruction  A.(c),    Exchange  Act and is  effective  pursuant to General
please check the following box. [X]                            Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-47576

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
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Medium-Term Notes, Series C, 10% SPARQS    THE AMERICAN STOCK EXCHANGE
due November 30, 2003

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 10% Stock Participation Accreting Redemption Quarterly-pay Securities due November 30, 2003 (Mandatorily Exchangeable for Shares of Common Stock of Qualcomm Incorporated) (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated May 21, 2002 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the SPARQS.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            MORGAN STANLEY DEAN WITTER & CO.
                                            (Registrant)


Date: May 21, 2002                          By: /s/ Martin M. Cohen
                                                --------------------------------
                                                Martin M. Cohen
                                                Assistant Secretary and Counsel




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                               INDEX TO EXHIBITS


Exhibit No.                                                             Page No.

4.1    Proposed form of Global Note evidencing the SPARQS                 A-1







                                  Page 4 of 4